SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2017

Vilacto Bio Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55023	46-3883208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Fabriksvej 48 4700 Naestved, Denmark
(Address of principal executive offices)

Registrant’s telephone number, including area code: +16468937895

____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Officer Appointments

Pernille Steenfat - Chief Operations Officer

Effective April 1, 2017, the Company’s board of directors appointed Pernille Steenfat (“Steenfat”) to act as its Chief Operations Officer.

Steenfat, age 43, is a partner at FreeWater ApS since 2007. She has a Bachelor’s of Arts in Business Administration.

Steenfat is married to Gert Andersen, our CEO. There are no other family relationships between Steenfat and any of the Company’s directors or executive officers.

Steenfat has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. At this time, we do not have an employment agreement with Steenfat.

Poul Madsen- Chief Scientific Officer

Effective April 10, 2017, the Company’s board of directors appointed Poul Madsen (“Madsen”) to act as its Chief Scientific Officer.

Madsen, age 55, is an R&D Manager at Sepcotech since 2016. In 2016, he was Senior Scientific Advisor to Nordetect Sensors. From 2011 to 2016, he was a director at Green Center, Holeby. Madsen has a Ph.D. in developing new biotechnical methods for sugar beet breeding improvement. He has a Master’s degree in Biology from Aarhus University.

There are no family relationships between Madsen and any of the Company’s directors or executive officers.

Madsen has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. At this time, we do not have an employment agreement with Madsen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vilacto Bio Inc.

/s/ Gert Andersen

Gert Andersen

Chief Executive Officer

Date: February 22, 2018

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